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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  FORM 8-A12G/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          CARRIER 1 INTERNATIONAL S.A.
             (Exact name of registrant as specified in its charter)

          Luxembourg                                            98-0199626
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 Route d'Arlon 3
                           L-8009 Strassen, Luxembourg
           (Address of principal executive offices including Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act: None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-94541

Securities to be registered pursuant to Section 12(g) of the Act:

                Shares of capital Stock, par value $2.00 per share
                --------------------------------------------------
                                (Title of Class)

                American Depository Shares, representing shares of
                                  capital Stock
                --------------------------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant is applying for registration of: (a) shares of its capital stock, par value $2.00 per share ("Shares") and (b) American Depositary Shares ("ADSs") representing the Shares, each Share being represented by five
(5) ADSs. Information relating to the Shares is set forth under the heading "Description of Share Capital" on pages 88 through 93 of the preliminary prospectus included in Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94541) filed on February 18, 2000, as amended, under the Securities Act of 1933, as amended (the "Registration Statement"), which information is incorporated herein by reference.

         Information relating to the ADSs is set forth under the heading "Description of American Depositary Receipts" on pages 94 through 100 of the Registration Statement, which information is incorporated herein by reference.

         Information relating to the tax consequences of owning and disposing of the Shares and the ADSs is set forth under the heading "Taxation" in the Registration Statement, which information is incorporated herein by reference.

         Definitive copies of the prospectus describing the terms of the Shares and the ADSs will be filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended, and shall be deemed to be incorporated herein by reference.

ITEM 2.           EXHIBITS.

1.1 Amendment No. 4 to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-94541), filed with the Securities and Exchange Commission on February 18, 2000, as amended (the "Registration Statement") is incorporated herein by reference.

4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement).

4.2 Form of Deposit Agreement among the Registrant, Bankers Trust Company as depositary and the holders from time to time of American Depositary Receipts ("ADRs") issued thereunder (including the form of ADR) representing ADSs (incorporated by reference to the registration statement of the Registrant on Form F-6 (Registration No. 333-11440), filed with the Securities and Exchange Commission on February 9, 2000).

4.3 Securities Purchase Agreement, dated as of March 1, 1999, among the Registrant,

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         Carrier One, LLC and the employee investors named therein (incorporated by reference to Exhibit 10.12 of the Registration Statement).

4.4 Registration Rights Agreement, dated as of March 1, 1999, among the Registrant, Carrier One, LLC, Stig Johansson, Joachim Bauer, Gene Rizzo, Kees van Ophem, Terje Nordahl and the other parties named therein (incorporated by reference to Exhibit 10.13 of the Registration Statement).

4.5 Securityholders' Agreement, dated as of March 1, 1999, among the Registrant and the employee investors named therein (incorporated by reference to Exhibit 10.14 of the Registration Statement).

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Carrier 1 International S.A.

                                 By:        *

                                 Name:     Stig Johansson

                                 Title:    Chief Executive Officer and President




            *By: /s/   Neil Craven                          February 22, 2000

                 by Power of Attorney